Exhibit 99.B(h)(11)

Amendment No. 3

To

Transfer Agency Services Agreement

This Amendment No. 3 To Transfer Agency Services Agreement, dated as of February 29, 2016 (“Amendment No. 3”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and PNC Funds (the “Fund”).

Background

BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and the Fund previously entered into the Transfer Agency Services Agreement, dated as of June 30, 2010, and BNYM and the Fund entered into Amendment No. 1 To Transfer Agency Services Agreement, dated as of September 28, 2012 and Amendment No. 2 To Transfer Agency Services Agreement, dated as of December 30, 2013 (collectively, the “Original Agreement”).  The parties wish to amend the Original Agreement as set forth in this Amendment No. 3.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Original Agreement.  Exhibit A of the Original Agreement is hereby amended and restated to reflect the inclusion of the International Growth Fund. Exhibit A as amended is attached hereto.

2.                                      Adoption of Amended Agreement by Portfolios.  Each Portfolio on Exhibit A acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 3, it becomes and is a party to the Original Agreement as amended by this Amendment No. 3 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Portfolio” has the same meaning in this Amendment No. 3 as it has in the Original Agreement.

3.                                      Remainder of Original Agreement.  Except as specifically modified by this Amendment No. 3, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.                                      Governing Law.  The governing law of the Original Agreement shall be the governing law of this Amendment No. 3.

5.                                      Entire Agreement.  This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.                                      Facsimile Signatures; Counterparts.  This Amendment No. 3 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Karen S. Vavra

Name:	Karen S. Vavra

Title:	Managing Director

PNC Funds

On behalf of the Fund and each Portfolio on Exhibit A in its individual and separate capacity, and not on behalf of any other Portfolio

By:	/s/ Jennifer E. Spratley

Name:	Jennifer E. Spratley

Title:	President

EXHIBIT A

THIS EXHIBIT A, amended and restated, effective as of December 2, 2015, is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 30, 2010 between BNY Mellon Investment Servicing (US) Inc. and PNC Funds.

Portfolios

PNC Balanced Allocation Fund
PNC International Equity Fund
PNC International Growth Fund*
PNC Large Cap Core Fund
PNC Large Cap Growth Fund
PNC Large Cap Value Fund
PNC Mid Cap Fund
PNC Multi-Factor Small Cap Core Fund
PNC Multi-Factor Small Cap Growth Fund
PNC Multi-Factor Small Cap Value Fund
PNC S&P 500 Index Fund
PNC Mid Cap Index Fund
PNC Small Cap Index Fund
PNC Small Cap Fund
PNC Bond Fund
PNC Government Mortgage Fund
PNC High Yield Bond Fund
PNC Intermediate Bond Fund
PNC Limited Maturity Bond Fund
PNC Total Return Advantage Fund
PNC Ultra Short Bond Fund
PNC Intermediate Tax Exempt Bond Fund
PNC Ohio Intermediate Tax Exempt Bond Fund
PNC Maryland Tax Exempt Bond Fund
PNC Tax Exempt Limited Maturity Bond Fund
PNC Government Money Market Fund
PNC Money Market Fund
PNC Ohio Municipal Money Market Fund
PNC Tax Exempt Money Market Fund
PNC Treasury Money Market Fund
PNC Target 2020 Fund
PNC Target 2030 Fund
PNC Target 2040 Fund
PNC Target 2050 Fund
PNC Retirement Income Fund

*Servicing with respect to public investors to commence February 29, 2016.